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                                                                     EXHIBIT 5.2


                         NICHOLAS-APPLEGATE SERIES TRUST
                         SUB-ADVISORY AGREEMENT FOR THE
                         INTERNATIONAL FIXED INCOME FUND


     Agreement made as of this _____ day of ______________, 19___ by and among Nicholas-Applegate Capital Management, a California limited partnership ("Manager"), Rogge Global Partners, plc, a United Kingdom corporation, (the "Sub-Adviser"), and Nicholas-Applegate Series Trust, a Delaware Business Trust (the "Trust").

     WHEREAS, the Trust, a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is a series type investment company that is currently comprised of six series, each of which is a separate investment portfolio having its own investment objectives and investment policies; and

     WHEREAS, the Manager has entered into a Management Agreement dated ______________, 19___ (the "Management Agreement") pursuant to which the Manager has been employed to act as the investment manager of the Trust, on behalf of each of its series; and

     WHEREAS, the Sub-Adviser is engaged in business as an investment adviser and is registered as an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Manager desires to retain the Sub-Adviser to provide investment advisory services to the Trust in connection with the management of one series of the Trust, the International Fixed Income Fund ("Fund"), and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the Parties agree as follows:

     1. (a) Subject to the supervision of the Manager and of the Board of Trustees of the Trust, the Sub-Adviser shall manage the investment operations of the Fund and the composition of the Fund, including the purchase, reinvestment, retention and disposition of securities of the Fund, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information (as currently in effect for the Fund and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

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               (i)  The Sub-Adviser shall manage the Fund's investments and determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash.

               (ii) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Charter and By-laws of the Trust and Prospectus and with the instructions, resolutions and direc-tions of the Manager and of the Board of Trustees of the Trust and shall conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including without limitation Sections 817(h) and 851), and all other applicable federal and state laws and regulations and shall specifically monitor and maintain compliance with the diversification requirements of the Fund under Sections 817(h) and 851 of the Code.

               (iii) The Sub-Adviser shall determine the securities to be purchased or sold by the Fund and shall place orders with or through such persons, brokers or dealers as may be necessary or desirable to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Trustees may direct from time to time. In providing the Trust with investment management for the Fund, it is recognized that the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution considering all the circumstances. Within the framework of this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other research services and products provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Adviser's other clients may be a party. It is understood that it is desirable for the Trust that the Sub-Adviser have access to brokerage and research services and products and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Trust than broker-dealers that do not provide such brokerage and research services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act") the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with brokers that provide brokerage and research products and/or services that charge an amount of commission for effecting a securities transaction in excess of the amount of commission another broker would have charged for effecting that trans-action, provided the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker viewed in terms of either that particular transaction or the overall responsibil-


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ities of the Sub-Adviser for this or other advisory accounts, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the information, services and products provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients.

               On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

               (iv) The Sub-Adviser shall maintain, prepare and preserve all books and records with respect to the Fund's portfolio transactions required by applicable law/regulation, including without limitation, subparagraphs (b) (5),
(6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 and the provisions of Rule 31a-2 under the 1940 Act, and shall render to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request.

               (v) The Sub-Adviser shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Manager with such information upon request of the Manager. In performing the duties stated in Section 1, the Sub-Adviser will regularly provide the Manager and the Trust with the benefits of such investment research, advice and management as the Manager and the Board or officers of the Trust may, from time to time, consider necessary for the proper management of the Fund. In connection with its continuous program of evaluation of the assets in the Fund, the Sub-Adviser will provide the Manager with all statistical information with respect to investments of the Trust and such periodic and special reports and information as the Manager or the Board or officers of the Trust may reasonably request. Statistical information includes information prepared in a manner consistent with the procedures and requirements established by the Board, if any.

               (vi) The investment management services provided by the Sub-Adviser hereunder are not to be deemed


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exclusive, and the Sub-Adviser shall be free to render similar services to others clients, provided, however, the Sub-Adviser agrees that, for a period of three years from commencement of operations of the Trust, the Sub-Adviser shall not sponsor, distribute, market, advise or sub-advise any mutual fund or other investment company or separate account used to fund any variable annuity or variable life insurance contract with investment objectives or investment programs similar to those of the Fund, without Manager's written consent.

          (b) The Sub-Adviser shall authorize and permit any of its officers or employees who are officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of such officers or employees.

          (c) The Sub-Adviser shall keep the Fund's books and records required to be maintained, prepared and preferred by the Sub-Adviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Sub-Adviser's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records which it maintains for the Fund are the property of the Trust and the Sub-Adviser shall surrender promptly to the Trust any of such records upon the Trust's request, provided however that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof. The Sub-Adviser also agrees, upon the request of the Manager or the Trust, to promptly surrender the books and records to either party or make the books and records available for inspection by representatives of any regulatory authorities.

     2. The Manager shall continue to have responsibility for all services to be provided to the Trust and the Fund pursuant to the Management Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

     3. The Manager shall pay the Sub-Adviser, as compensation for the services provided and the expenses assumed pursuant to this Agreement, a sub-advisory fee at the annual rate of .50 of 1% of the Fund's average daily net asset value. The Manager shall pay the sub-advisory fee at the end of each calendar month. The Fund's net asset value shall be determined and computed in accordance with the method for determining net asset value contained in the Prospectus.


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          The payment of the sub-advisory fees and the allocation of charges and expenses between the Trust and the Manager are set forth in the Management Agreement. Nothing in this Agreement shall change or affect that arrangement. The payment of sub-advisory fees and the apportionment of any expenses related to the services of the Sub-Adviser shall be the sole concern of the Manager and the Sub-Adviser and shall not be the responsibility of the Trust.

     4. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services or (ii) willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

          If any person who is a trustee, director, partner, officer or employee of the Sub-Adviser is or becomes a trustee, director, partner, officer or employee of the Trust and acts as such in any business of the Trust pursuant to this Agreement, then such trustee, director, partner, officer or employee of the Sub-Adviser shall be deemed to be acting in such capacity solely for the Trust, and not as a trustee, director, partner, officer or employee of the Sub-Adviser or under the control or direction of the Sub-Adviser, although paid by the Sub-Adviser.

     5. This Agreement shall continue in effect for a period of more than two years from the date the Fund commences operation only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, or by the Manager or the Sub-Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. Termination by the Board or the Manager shall be subject to shareholder approval only to the extent legally required by applicable law.

     6. Except as set forth in Section 1(a)(vi) above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers or employees who may also be a Trustee, officer or employee of the Trust to


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engage in any other business or to devote his or her time and attention to the management of other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     7. The Sub-Adviser acknowledges and agrees that its name and certain information about the Sub-Adviser will be used in the Fund's Prospectus, proxy statement, reports to shareholders, sales literature, marketing and other literature, although not in the name of the Trust or the Fund. During the term of this Agreement, the Manager agrees to furnish to Sub-Adviser at its principal offices all Prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Sub-Adviser in any way, prior to use thereof, and not to use material if the Sub-Adviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Such materials may be furnished to the Sub-Adviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

     8. During the term of this Agreement the Sub-Adviser shall immediately notify the Manager and Trust of any change in the membership of the Sub-Adviser's partnership after such change.

     9. This Agreement may be amended by mutual written consent, but only if such amendment is in conformity with the requirements of the 1940 Act or other applicable laws or the terms of the Charter and By-Laws of the Trust.

     10. This Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of law. To the extent that the applicable law of the State of California, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or other federal laws and regulations which may be applicable, the latter shall control.

     11. If the Trust and Manager determine to add additional fixed income series to the Trust and determine that such series are to be managed by an unaffiliated third party sub-adviser, the parties agree that the Sub-Adviser shall be given the first opportunity to negotiate in good faith with Manager and the Trust to act as the sub-adviser for such series.

     12. This Agreement is expressly conditioned upon commencement of operations of the Trust (and Fund), and


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appointment of the Sub-Adviser to act as sub-adviser to the Manager of the Fund, no later than June 30, 1996.

     13. All notices contemplated by this Agreement shall be in writing and delivered to the following addresses:
                    Nicholas-Applegate Series Trust
                    600 West Broadway
                    San Diego, CA  92101
                    Attn:  Blake Moore

                    Nicholas-Applegate Capital Management
                    600 West Broadway
                    San Diego, CA  92101
                    Attn:  Blake Moore

                    Rogge Global Partners
                    1720 Post Road East
                    Westport, CT  06880
                    Attn:____________________

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                    ROGGE GLOBAL PARTNERS, plc


                    By: ___________________________
                    Name:  ________________________
                    Title:  _______________________

                    NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

                    By:
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                         E. Blake Moore, Jr.
                         General Counsel

                    NICHOLAS-APPLEGATE SERIES TRUST

                    By:
                         --------------------------
                    Name:  E. Blake Moore, Jr.
                    Title:    Secretary